Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated May 23, 2024, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR for the funds listed in Appendix A for the year ended March 31, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

July 18, 2024

Appendix A

1.	iShares Asia 50 ETF
2.	iShares Biotechnology ETF
3.	iShares Blockchain and Tech ETF
4.	iShares Copper and Metals Mining ETF
5.	iShares Core S&P 500 ETF
6.	iShares Core S&P Mid-Cap ETF
7.	iShares Core S&P Small-Cap ETF
8.	iShares Core S&P Total U.S. Stock Market ETF
9.	iShares Core S&P U.S. Growth ETF
10.	iShares Core S&P U.S. Value ETF
11.	iShares Emerging Markets Infrastructure ETF
12.	iShares Environmental Infrastructure and Industrials ETF
13.	iShares ESG Screened S&P 500 ETF
14.	iShares ESG Screened S&P Mid-Cap ETF
15.	iShares ESG Screened S&P Small-Cap ETF
16.	iShares Europe ETF
17.	iShares Expanded Tech Sector ETF
18.	iShares Expanded Tech-Software Sector ETF
19.	iShares Focused Value Factor ETF
20.	iShares Future Metaverse Tech and Communications ETF
21.	iShares Global 100 ETF
22.	iShares Global Comm Services ETF
23.	iShares Global Consumer Discretionary ETF
24.	iShares Global Consumer Staples ETF
25.	iShares Global Energy ETF
26.	iShares Global Financials ETF
27.	iShares Global Healthcare ETF
28.	iShares Global Industrials ETF
29.	iShares Global Infrastructure ETF
30.	iShares Global Materials ETF
31.	iShares Global Tech ETF
32.	iShares Global Timber & Forestry ETF
33.	iShares Global Utilities ETF
34.	iShares India 50 ETF
35.	iShares International Developed Property ETF
36.	iShares International Developed Small Cap Value Factor ETF
37.	iShares International Dividend Growth ETF
38.	iShares JPX-Nikkei 400 ETF
39.	iShares Latin America 40 ETF
40.	iShares Lithium Miners and Producers ETF
41.	iShares Micro-Cap ETF
42.	iShares Mortgage Real Estate ETF
43.	iShares MSCI USA Quality GARP ETF (formerly, iShares Factors US Growth Style ETF)
44.	iShares North American Natural Resources ETF
45.	iShares Preferred and Income Securities ETF
46.	iShares Residential and Multisector Real Estate ETF
47.	iShares Russell 1000 ETF
48.	iShares Russell 1000 Growth ETF
49.	iShares Russell 1000 Value ETF
50.	iShares Russell 2000 ETF
51.	iShares Russell 2000 Growth ETF
52.	iShares Russell 2000 Value ETF

53.	iShares Russell 2500 ETF
54.	iShares Russell 3000 ETF
55.	iShares Russell Mid-Cap ETF
56.	iShares Russell Mid-Cap Growth ETF
57.	iShares Russell Mid-Cap Value ETF
58.	iShares Russell Top 200 ETF
59.	iShares Russell Top 200 Growth ETF
60.	iShares Russell Top 200 Value ETF
61.	iShares S&P 100 ETF
62.	iShares S&P 500 Growth ETF
63.	iShares S&P 500 Value ETF
64.	iShares S&P Mid-Cap 400 Growth ETF
65.	iShares S&P Mid-Cap 400 Value ETF
66.	iShares S&P Small-Cap 600 Growth ETF
67.	iShares S&P Small-Cap 600 Value ETF
68.	iShares Semiconductor ETF
69.	iShares U.S. Aerospace & Defense ETF
70.	iShares U.S. Broker-Dealers & Securities Exchanges ETF
71.	iShares U.S. Digital Infrastructure and Real Estate ETF
72.	iShares U.S. Healthcare Providers ETF
73.	iShares U.S. Home Construction ETF
74.	iShares U.S. Infrastructure ETF
75.	iShares U.S. Insurance ETF
76.	iShares U.S. Medical Devices ETF
77.	iShares U.S. Oil & Gas Exploration & Production ETF
78.	iShares U.S. Oil Equipment & Services ETF
79.	iShares U.S. Pharmaceuticals ETF
80.	iShares U.S. Real Estate ETF
81.	iShares U.S. Regional Banks ETF
82.	iShares U.S. Telecommunications ETF
83.	iShares US Small Cap Value Factor ETF

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